Exhibit 5.1
January 31, 2011
PRGX Global, Inc.
600 Galleria Parkway,
Suite 100
Atlanta, Georgia 30339
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by PRGX Global, Inc., a Georgia corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following securities that may be issued by the Company (the “Company Securities”):
1.	Common Stock, no par value per share, of the Company (the “Common Stock”);

2.	Preferred Stock, no par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock to be sold by the Company, the “Company Stock”);

3.	Senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”);

4.	Subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

5.	Warrants of the Company to purchase Company Stock or Debt Securities (the “Warrants”);

6.	Depositary shares of the Company representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”);

7.	Stock purchase contracts obligating the holders to purchase from the Company a specified amount of other Company Securities (the “Stock Purchase Contracts”);

8.	Stock purchase units, each representing ownership of (i) Stock Purchase Contracts, and (ii) other Company Securities or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such

PRGX Global, Inc.
January 31, 2011

Stock Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Stock Purchase Units”);
9.	Rights of the Company evidencing the right to purchase Common Stock, Preferred Stock, Debt Securities or Depository Shares of the Company (the “Rights”); and
10.	Units of the Company comprised of one or more of the foregoing Company Securities, in any combination, which may or may not be separable from one another (the “Units”);
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000.
     The Registration Statement is also being filed to register for resale an additional 3,440,974 shares of Common Stock (the “Selling Stockholders’ Shares,” and together with the Company Securities, the “Securities”) which may be offered and sold, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement.
     The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
     For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) certain resolutions of the board of directors of the Company (the “Board”) related to the filing of the Registration Statement, the offering of the Company Securities, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company and (v) corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.
     As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, agreements, certificates, instruments or representations furnished or made available to us by the Company.
     The Senior Debt Securities are to be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit

PRGX Global, Inc.
January 31, 2011

4.2 to the Registration Statement (the “Senior Indenture”). The Subordinated Debt Securities are to be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit 4.4 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).
     The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a bank or trust company, as warrant agent (the “Warrant Agreements”). The Depositary Shares are to be evidenced by Depositary Receipts to be issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (the “Deposit Agreements”). The Rights are to be issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”). The Units are to be issued pursuant to one or more unit agreements or indentures between the Company and a bank or trust company, as agent (the “Unit Agreements”).
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or recinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) each of the Company Securities and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or duly authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Company Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Articles of Amendment, Indenture, Warrant Agreement, Rights Agreement, Deposit Agreement or Unit Agreement, as the case may be, (ix) each of the Company Securities will have been duly executed and countersigned in accordance with the applicable Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement or Unit Agreement, as the case may be, (x) the Company will have received the consideration provided for in the Company Authorizing Resolutions, (xi) the Indentures, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement will each be duly authorized, executed and delivered by the parties thereto, (xii) each person signing the Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Company Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise

PRGX Global, Inc.
January 31, 2011

reserved for issuance, (xiv) with respect to Stock Purchase Agreements and Stock Purchase Units, the applicable purchase contract agreement and any related pledge agreement will each be duly authorized, executed and delivered by the parties thereto, and (xv) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.
     We have also assumed that (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of Georgia, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations under the Company Securities and the related documents; (ii) the Securities will be established so as not to, and such execution, delivery and performance will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that establish and create the Securities is legal, valid, binding and enforceable under the laws of all applicable jurisdictions; (iv) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof; and (v) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
     We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the State of Georgia and the federal laws of the United States of America.
     The opinions are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Debt Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

PRGX Global, Inc.
January 31, 2011

     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to shares of Common Stock, when (i) issued in accordance with the terms of the Company Authorizing Resolutions that approves the issuance thereof and the terms of the offering, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for in the Company Authorizing Resolutions, all in accordance with the Registration Statement and any applicable Prospectus Supplement, or (b) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board, and for the consideration approved by the Board, all in accordance with the Registration Statement and any applicable Prospectus Supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.
     2. With respect to shares of Preferred Stock, when (i) issued in accordance with the terms of the Company Authorizing Resolutions that approve and establish the terms of the shares of Preferred Stock and approves the issuance thereof and the terms of the offering thereof and related matters, including the adoption of articles of amendment relating to such Preferred Stock (“Articles of Amendment”), and such Articles of Amendment have been filed with the Secretary of State of the State of Georgia, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for in the Company Authorizing Resolutions, all in accordance with the Registration Statement and any applicable Prospectus Supplement, or (b) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board, and for the consideration approved by the Board, all in accordance with the Registration Statement and any applicable Prospectus Supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.
     3. With respect to the Debt Securities, when (i) the applicable Indenture has been duly authorized, executed and delivered by the Company and the trustee, (ii) the Debt Securities are duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture

PRGX Global, Inc.
January 31, 2011

and as contemplated by the Registration Statement and the Company Authorizing Resolutions, (iii) the Debt Securities are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Debt Securities and approves the issuance thereof and the terms of the offering thereof, and related matters, including the Indenture, and (iv) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Indenture, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to the Warrants, when (i) the Warrants are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Warrants, Warrant Agreement and the underlying Company Securities and approve the issuance thereof and the terms of the offering thereof, and related matters, and (ii) duly authenticated by the Warrant Agent and duly executed, countersigned, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement and the Company Authorizing Resolutions, and (iii) the underlying Company Securities have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. With respect to the Depositary Shares, when (i) the Depositary Shares are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Depositary Shares and the Deposit Agreement and approve the issuance thereof and the terms of the offering thereof, and related matters, (ii) duly authenticated by the depositary and duly executed, countersigned, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Deposit Agreement and as contemplated by the Registration Statement and the Company Authorizing Resolutions, and (iii) the deposit of the Depositary Shares with the depositary has been completed, the Depositary Shares will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.
     6. With respect to the Stock Purchase Contracts, when (i) the Stock Purchase Contracts are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Stock Purchase Contracts and approve the issuance thereof and the terms of the offering thereof, and related matters, and (ii) duly authenticated and duly executed, countersigned, issued and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement and the Company Authorizing Resolutions, the

PRGX Global, Inc.
January 31, 2011

Stock Purchase Contracts and Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     7. With respect to the Rights, when (i) the Rights are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Rights and approve the issuance thereof and the terms of the offering thereof, and related matters, and (ii) duly authenticated by the rights agent and duly executed, countersigned, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Rights Agreement and as contemplated by the Registration Statement and the Company Authorizing Resolutions, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     8. With respect to the Units, when (i) the Units are issued in accordance with the terms of the Company’s Authorizing Resolutions that approve and establish the terms of the Units and approve the issuance thereof and the terms of the offering thereof, and related matters, (ii) duly authenticated and duly executed, countersigned, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement and the Company Authorizing Resolutions, and (iii) the underlying Company Securities have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Unit Agreement, the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     9. The Selling Stockholders’ Shares have been validly issued and are fully paid and nonassessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
     Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

PRGX Global, Inc.
January 31, 2011

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Troutman Sanders LLP